Toast Announces Third Quarter 2022 Financial Results

Exceeded $100B in annualized run-rate GPV for the first quarter ever
Third quarter subscription revenue grew 96% year-over-year
Annualized recurring run-rate (ARR) as of September 30, 2022 grew 60% year-over-year

BOSTON, MA – November 10, 2022 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the third quarter ended September 30, 2022.

"Toast delivered strong results in the third quarter, surpassing $100 billion in annualized GPV for the first time and driving sustained revenue momentum and continued margin improvement,” said Toast CEO, Chris Comparato. “We continue to balance efficiency with disciplined investments in innovation to power the restaurant industry. The launch of Toast Invoicing is the latest example of how we help restaurants efficiently grow their business through our leading integrated platform. At a time when restaurants need a trusted technology partner more than ever, we remain focused on helping our customers drive efficiency, grow their business and continue to successfully adapt to the dynamic operating environment.”

Financial Highlights for the Third Quarter of 2022

•Total locations increased over 40% year-over-year to approximately 74,000.
•Revenue grew 55% year-over year to $752 million.
•ARR as of September 30, 2022 was $868 million, up 60% year-over-year.
•Gross Payment Volume (GPV) increased 53% year-over-year to $25.2 billion.
•Gross profit of $151 million was up 82% year-over-year from Q3 2021. Non-GAAP gross profit grew 78% year-over year to $164 million.
•Net loss was $98 million in Q3 2022 compared to net loss of $254 million in Q3 2021. Adjusted EBITDA was $(19) million in Q3 2022 compared to Adjusted EBITDA of $(12) million in Q3 2021.
•Net cash used in operating activities of $(69) million and Free Cash Flow of $(80) million in Q3 2022, compared to net cash used in operating activities of $(18) million and Free Cash Flow of $(22) million, respectively, in Q3 2021.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook

For the fourth quarter ending December 31, 2022, Toast expects to report:
•Revenue in the range of $730 million to $760 million
•Adjusted EBITDA in the range of $(30) million to $(20) million

For the full year ending December 31, 2022, Toast expects to report:
•Revenue in the range of $2,692 million to $2,722 million (up from $2,620 million to $2,660 million)
•Adjusted EBITDA in the range of $(127) million to $(117) million (up from $(160) million to $(140) million)

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” below.

Recent Business Highlights

•In September, Toast released the results of its first Voice of the Restaurant Industry Survey, a poll of restaurant decision-makers. Similar to themes we’ve seen this year, labor shortages and increased prices due to inflation are the top challenges facing our customers. One in three restaurants said they’ve had a difficult time hiring in 2022 and almost 40% started tracking the prices of key ingredients. As restaurants try to adapt to these challenges, operators anticipate focusing on technology to play a significant role in implementing new systems to help them navigate the year ahead.
•Toast announced a number of new products and updated features at last month's restaurant innovation event, Spark. With tools like xtraCHEF Price Tracker to help combat inflation and new products like Order Ready Notifications to reach guests wherever they are, Toast is committed to enable restaurants to delight their guests, do what they love and thrive.
•In October, Toast announced the launch of Toast Invoicing, a new product to help restaurants seamlessly manage catering and wholesale orders alongside their in-person, takeout and delivery business. Toast Invoicing allows restaurants to streamline operations and simplify payments for all types of orders and events, merging revenue sources that had otherwise required multiple systems to manage.
•Toast was recently named one of the 2022 Best Workplaces for Women by Fortune magazine.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Thursday, November 10, 2022 to discuss the results. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a single platform of software as a service, or SaaS, products and financial technology solutions that give restaurants everything they need to run their business across point of sale, operations, digital ordering and delivery, marketing and loyalty, and team management. By serving as the restaurant operating system across dine-in, takeout, and delivery channels, Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the fourth fiscal quarter and full year of 2022; statements about future operating results; the expectations of demand for Toast’s products and growth of its business; the growth rates in the markets in which Toast compete; Toast’s investments in technology and infrastructure; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2021, Toast’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription services	$90	$46	$230	$115
Financial technology solutions	628	404	1,628	985
Hardware	27	31	86	81
Professional services	7	5	19	12
Total revenue	752	486	1,963	1,193
Costs of revenue:
Subscription services	29	18	81	41
Financial technology solutions	494	327	1,289	779
Hardware	52	43	165	94
Professional services	25	14	71	35
Amortization of acquired technology and customer assets	1	1	4	3
Total costs of revenue	601	403	1,610	952
Gross profit	151	83	353	241
Operating expenses:
Sales and marketing	84	56	232	130
Research and development	74	40	203	113
General and administrative	78	42	203	110
Total operating expenses	236	138	638	353
Loss from operations	(85)	(55)	(285)	(112)
Other income (expense):
Interest income (expense), net	3	—	5	(12)
Change in fair value of warrant liabilities	(21)	(198)	102	(215)
Change in fair value of derivative liability	—	—	—	(103)
Loss on debt extinguishment	—	—	—	(50)
Other income (expense), net	1	(1)	(1)	—
Loss before benefit from income taxes	(102)	(254)	(179)	(492)
Benefit from income taxes	4	—	4	4
Net loss	$(98)	$(254)	$(175)	$(488)
Net loss per share attributable to common stockholders:
Basic	$(0.19)	$(1.06)	$(0.34)	$(2.22)
Diluted	$(0.19)	$(1.06)	$(0.54)	$(2.22)
Weighted average shares used in computing net loss per share:
Basic	513,719,867	239,358,805	509,507,937	219,746,454
Diluted	513,719,867	239,358,805	510,000,352	219,746,454

TOAST, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except share and per share amounts)

	September 30, 2022	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$644	$809
Marketable securities	409	457
Accounts receivable, net	78	55
Inventories	95	42
Deferred costs, net	40	30
Prepaid expenses and other current assets	136	92
Total current assets	1,402	1,485
Property and equipment, net	54	41
Operating lease right-of-use assets	74	79
Intangible assets	31	16
Goodwill	107	74
Deferred costs, non-current	36	25
Other non-current assets	37	15
Total non-current assets	339	250
Total assets	$1,741	$1,735
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$28	$40
Operating lease liabilities	13	22
Deferred revenue	40	44
Accrued expenses and other current liabilities	376	246
Total current liabilities	457	352
Warrants to purchase common stock	61	181
Operating lease liabilities, non-current	81	77
Deferred revenue, non-current	8	12
Other long-term liabilities	15	22
Total liabilities	622	644
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock- par value $0.000001; 100,000,000 shares authorized, no shares issued or outstanding	—	—
Class A common stock, $0.000001 par value- 7,000,000,000 shares authorized as of September 30, 2022 and December 31, 2021, 332,432,107 and 167,732,925 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Class B common stock, $0.000001 par value- 700,000,000 shares authorized as of September 30, 2022 and December 31, 2021, 186,323,432 and 339,437,440 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,400	2,194
Accumulated deficit	(1,277)	(1,102)
Accumulated other comprehensive loss	(4)	(1)
Treasury stock, at cost— 225,000 shares at September 30, 2022 and December 31, 2021	—	—
Total stockholders’ equity	1,119	1,091
Total liabilities and stockholders’ equity	$1,741	$1,735

TOAST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(98)	$(254)	$(175)	$(488)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6	7	18	16
Stock-based compensation expense	57	36	167	95
Amortization of deferred costs	12	7	32	17
Change in fair value of derivative liability	—	—	—	103
Change in fair value of warrant liabilities	21	198	(102)	215
Credit loss expense	11	—	18	1
Change in deferred income taxes	(5)	—	(5)	(4)
Change in fair value of contingent consideration	—	—	2	—
Loss on debt extinguishment	—	—	—	50
Non-cash interest expense on convertible notes	—	—	—	12
Other non-cash items	3	—	4	—
Changes in operating assets and liabilities:
Accounts receivable, net	(15)	(4)	(30)	(19)
Merchant cash advances and acquired loans repaid	1	—	3	1
Prepaid expenses and other current assets	(7)	(15)	(20)	(33)
Deferred costs, net	(18)	(13)	(53)	(31)
Inventories	(33)	(4)	(53)	(19)
Operating lease right-of-use assets	(1)	4	(2)	13
Accounts payable	(8)	8	(12)	8
Accrued expenses and other current liabilities	15	14	91	113
Deferred revenue	(5)	(3)	(9)	1
Operating lease liabilities	1	(3)	2	(13)
Other assets and liabilities	(6)	4	(13)	(5)
Net cash (used in) provided by operating activities	(69)	(18)	(137)	33
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	(46)	—	(46)	(26)
Capitalized software	(5)	(2)	(10)	(6)
Purchases of property and equipment	(6)	(2)	(13)	(10)
Purchases of marketable securities	(47)	—	(187)	—
Proceeds from the sale of marketable securities	9	—	41	—
Maturities of marketable securities	112	—	190	—
Net cash provided by (used in) investing activities	17	(4)	(25)	(42)
Cash flows from financing activities:
Proceeds from initial public offering, net	—	950	—	950
Payment of deferred offering costs	—	(4)	—	(4)
Extinguishment of convertible notes	—	—	—	(245)
Change in customer funds obligations, net	(11)	10	26	26
Proceeds from exercise of stock options	5	1	12	18
Payment of contingent consideration	—	—	(2)	—
Proceeds from issuance of restricted stock	—	—	—	10
Other financing activities	—	1	—	1
Net cash (used in) provided by financing activities	(6)	958	36	756
Net (decrease) increase in cash, cash equivalents, cash held on behalf of customers and restricted cash	(58)	936	(126)	747
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1)	—	(1)	—
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	783	405	851	594
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$724	$1,341	$724	$1,341

Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$644	$1,302	$644	$1,302
Cash held on behalf of customers	61	37	61	37
Restricted cash	19	2	19	2
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$724	$1,341	$724	$1,341

Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment included in accounts payable and accrued expenses	$1	$—	$1	$—
Stock-based compensation included in capitalized software	3	1	5	1
Issuance of Class B common stock upon exercise of common stock warrants	—	43	18	43
Issuance of Class B common stock for payment of contingent consideration	—	—	1	—
Common stock issued for acquisition	—	—	—	15
Deferred offering costs included in accounts payable and accrued expenses	—	2	—	2
Conversion of convertible preferred stock into Class B common stock upon initial public offering	—	849	—	849
Issuance of common stock warrants upon debt extinguishment	—	—	—	125
Deferred payments included in purchase price	2	—	2	5
Contingent consideration included in purchase price	—	—	—	2

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.
In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, other income (expense) net, acquisition-related expenses, fair value adjustments on warrant and derivative liabilities, expenses associated with early termination of leases, loss on debt extinguishment, charitable contribution stock-based expense, and income taxes, as applicable.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses associated with early termination of leases, and charitable contribution stock-based expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs.

Adjusted EBITDA, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Selling and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

a.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across all restaurant locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives its financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

b.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate (“MRR”) is measured on the final day of each month for all restaurant locations live on the Toast platform as the sum of (i) Toast’s monthly subscription services fees, which is referred to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which is referred to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in its customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in billions)	2022	2021	% Growth	2022	2021	% Growth
Gross Payment Volume (GPV)	$25.2	$16.5	53%	$66.3	$39.9	66%

	As of September 30,
(dollars in millions)	2022	2021	% Growth
Annualized Recurring Run-Rate (ARR)	$868	$544	60%

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
Net loss	$(98)	$(254)	$(175)	$(488)
Stock-based compensation expense and related payroll tax	58	36	170	97
Depreciation and amortization	6	7	18	16
Interest (income) expense, net	(3)	—	(5)	12
Acquisition related expenses	—	—	2	1
Change in fair value of warrant liability	21	198	(102)	215
Change in fair value of derivative liability	—	—	—	103
Termination of leases	1	1	(1)	1
Loss on debt extinguishment	—	—	—	50
Income tax benefit	(4)	—	(4)	(4)
Adjusted EBITDA	$(19)	$(12)	$(97)	$3

Non-GAAP Costs of Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
Costs of revenue	$601	$403	$1,610	$952
Stock-based compensation expense and related payroll tax	9	5	25	7
Depreciation and amortization	4	4	12	11
Non-GAAP Costs of Revenue	$588	$394	$1,573	$934

Non-GAAP Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
Gross profit	$151	$83	$353	$241
Stock-based compensation expense and related payroll tax	9	5	25	7
Depreciation and amortization	4	4	12	11
Non-GAAP gross profit	$164	$92	$390	$259

Non-GAAP Sales and Marketing Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
Sales and marketing expenses	$84	$56	$232	$130
Stock-based compensation expense and related payroll tax	12	10	38	13
Depreciation and amortization	1	—	2	—
Non-GAAP sales and marketing expenses	$71	$46	$192	$117

Non-GAAP Research and Development Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
Research and development expenses	$74	$40	$203	$113
Stock-based compensation expense and related payroll tax	19	9	53	36
Depreciation and amortization	—	1	1	2
Non-GAAP research and development expenses	$55	$30	$149	$75

Non-GAAP General and Administrative Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
General and administrative expenses	$78	$42	$203	$110
Stock-based compensation expense and related payroll tax	19	12	54	41
Depreciation and amortization	1	1	2	3
Acquisition related expenses	—	—	2	1
Termination of leases	1	1	(1)	1
Non-GAAP general and administrative expenses	$57	$28	$146	$64

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(69)	$(18)	$(137)	$33
Purchases of property and equipment	(6)	(2)	(13)	(10)
Capitalized software	(5)	(2)	(10)	(6)
Free Cash Flow	$(80)	$(22)	$(160)	$17

TOST-FIN

Source: Toast